UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2024

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

16243 Highway 216 Brookwood, Alabama	35244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HCC	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Warrior Met Coal, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on April 25, 2024. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The stockholders elected each of the six director nominees to serve as directors until the Company’s 2025 Annual Meeting of Stockholders and until a successor is duly elected and qualified. Each nominee was a current director of the Company who was re-elected. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions
Ana B. Amicarella	41,437,960	316,341	127,777
J. Brett Harvey	34,006,891	7,747,654	127,532
Walter J. Scheller, III	41,736,098	19,560	126,421
Lisa M. Schnorr	37,605,819	4,148,928	127,330
Alan H. Schumacher	41,567,391	187,704	126,983
Stephen D. Williams	41,667,092	88,336	126,651

Proposal 2 – Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in accordance with Securities and Exchange Commission compensation disclosure rules. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
27,530,647	14,176,211	175,221

Proposal 3 – Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. The stockholders approved, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers. The result of the vote taken at the 2024 Annual Meeting was as follows:

1 Year	2 Years	3 Years	Abstentions
39,216,030	49,487	2,336,946	279,994

A majority of the votes cast on the frequency proposal were cast in favor of holding an annual “say-on-pay” vote, which was also the frequency recommended to the stockholders by the Company’s Board of Directors. In light of the voting results with respect to Proposal 3, the Company’s Board of Directors decided that the Company will hold an advisory say-on-pay vote each year in connection with its annual meeting of stockholders until the next vote on the frequency of stockholder advisory votes on the compensation of executives or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders. The next advisory vote on the frequency of future say-on-pay votes will occur no later than 2030.

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
42,709,363	1,004,686	26,087

Proposal 5 – Stockholder Proposal Relating to “Poison Pill” Bylaw Provision. The stockholders voted to adopt a resolution urging the Board of Directors to adopt a “poison pill” bylaw provision. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
21,452,030	20,388,628	41,420

Proposal 6 – Stockholder Proposal Relating to “Proxy Access” Bylaw Provision. The stockholders voted to adopt a resolution urging the Board of Directors to adopt a “proxy access” bylaw provision. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
41,529,048	339,340	105,125

Proposal 7 – Stockholder Proposal Relating to “Blank Check” Preferred Stock Amendment. The stockholders voted not to adopt a resolution urging the Board of Directors to adopt a “blank check” preferred stock amendment to the Company’s Certificate of Incorporation. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
9,354,041	32,489,351	38,686

Proposal 8 – Stockholder Proposal Relating to “Golden Parachute” Severance Agreement Policy. The stockholders voted not to adopt a resolution urging the Board of Directors to adopt a “golden parachute” severance agreement policy. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
1,622,501	40,163,963	95,614

Proposal 9 – Stockholder Proposal Relating to Assessment of the Company’s Respect for the Human Rights of Freedom of Association and Collective Bargaining. The stockholders voted not to adopt a resolution urging the Board of Directors to commission and oversee an assessment of the Company’s respect for the internationally recognized human rights of freedom of association and collective bargaining. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
19,278,455	22,526,844	76,778

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: April 29, 2024	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer

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